Kelly McPhee VP, Director of Communications & Public Relations (509) 991-0575	Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Receives Regulatory Approval for AmericanWest Bank Merger with Banner Bank

WALLA WALLA, Wash. and SPOKANE, Wash. – September 10, 2015 - Banner Corporation (“Banner”), the holding company for Banner Bank, previously announced that it had entered into a definitive agreement pursuant to which AmericanWest’s holding company will merge with and into Banner and AmericanWest Bank will merge with and into Banner Bank. In connection with the proposed transaction, Banner has received the written approval of the Federal Reserve Board. Banner has also received approval from the Federal Deposit Insurance Corporation and the Washington Department of Financial Institutions.

The transaction is expected to close early in the fourth quarter of 2015, subject to customary closing conditions, and does not require any further approvals on the part of the shareholders of either company. At the time of the close, the combined company will have approximately $9.7 billion in assets and approximately 190 branches across five western states.

About Banner Corporation

Banner Corporation is a $5.2 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region through a network of 104 branches with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

About AmericanWest Bank

Based in Spokane, Washington, AmericanWest Bank, with approximately $4.6 billion in assets, is a business-focused community bank offering commercial and business banking, mortgage lending, treasury management products and a full line of consumer products and services. The bank currently operates 94 branches in California, Washington, Idaho, Oregon and Utah. Find out more about AmericanWest Bank at www.awbank.net.

Forward Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "will likely result," “may,” “shall,” "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," “forecast,” “initiative,” “objective,” “goal,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” or the negative of any of those words or phrases or similar expressions are intended to identify "forward-looking statements" within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed transactions and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the proposed merger of Banner Bank and AmericanWest Bank (“AmericanWest”) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (3) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (9) the ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; (12) the costs, effects and outcomes of litigation; (13) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (14) changes in accounting principles, policies or guidelines; (15) future acquisitions by Banner or AmericanWest of other depository institutions or lines of business; (16) and future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors.

Banner does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made except where expressly required by law.